                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): May 9, 2003

                                  SYNAVANT INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                  0-30822              22-2940965
      ----------------       ---------------------   -------------------
      (State or other        (Commission File No.)      (IRS Employer
      jurisdiction of                                Identification No.)
      incorporation or
        organization

                               3445 Peachtree Road
                                   Suite 1400
                             Atlanta, Georgia 30326
          (Address of principal executive offices, including zip code)
                                 (404) 841-4000
              (Registrant's telephone number, including area code)


                                      None.
                        (Former name or Former Address if
                           Changed Since Last Report)

ITEM 5.     OTHER EVENTS.

       On May 9, 2003, SYNAVANT Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement"), with Dendrite International, Inc., a New Jersey corporation ("Dendrite"), and Amgis Acquisition Co., a Delaware corporation and wholly owned subsidiary of Dendrite ("Purchaser"). The Merger Agreement provides for the commencement by Purchaser of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares") at a price of $2.83 per Share net to the seller in cash, without interest, subject to the satisfaction of the conditions set forth in the Merger Agreement (the "Offer") and, following the purchase of the Shares pursuant to the Offer and subject to the conditions set forth in the Merger Agreement, a merger (the "Merger") of Purchaser into the Company. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding Share, other than Shares as to which dissenters' rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, Dendrite or Purchaser, will be converted into the right to receive $2.83 per Share in cash, without interest (the "Merger Consideration"). Shares that are held by the Company as treasury stock and any Shares owned by Dendrite or Purchaser will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor. The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

      The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Offer and the Merger are subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

      The Company, Dendrite and each member of the Company's Board of Directors have entered into a Settlement Agreement dated May 9, 2003, that provides that a certain lawsuit filed by Dendrite against the Company and each member of the Company's Board of Directors will be suspended pending the closing of the Offer, at which time the lawsuit will be terminated.

      The Company has also entered into that certain Amendment No. 2 to Rights Agreement (the "Rights Amendment"), dated as of May 9, 2003, between the Company and Equiserve Trust Company, N.A., as Rights Agent, to provide that the provisions of the Rights Agreement would not be triggered by the execution and delivery of the Merger Agreement or the consummation of either the Offer or the Merger. The Rights Amendment is filed herewith as Exhibit 99.2. The description of the Rights Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such amendment.

      On April 12, 2003, the Company entered into an Agreement and Plan of Merger (the "CEGEDIM Merger Agreement"), with CEGEDIM SA, a French corporation ("CEGEDIM"), and Jivago Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of CEGEDIM ("Jivago"). The CEGEDIM Merger Agreement provided for the commencement by Jivago of a tender offer to purchase for cash all of the outstanding Shares at a price of $2.30 per Share net to the seller in cash, without interest, subject to the satisfaction of the conditions set forth in the CEGEDIM Merger Agreement (the "CEGEDIM Offer") and, following the purchase of the Shares pursuant to the CEGEDIM Offer and subject to the conditions set forth in the CEGEDIM Merger Agreement, a merger of Jivago into the Company.

      Concurrently with the Company's execution of the Merger Agreement, the Company terminated the CEGEDIM Merger Agreement in accordance with its terms by delivering written notice to CEGEDIM of such termination and Dendrite paid a $1,095,000 termination fee required by the CEGEDIM Merger Agreement on the Company's behalf.

      On May 9, 2003, the Company issued a press release announcing the execution of the Merger Agreement. The May 9, 2003, press release is filed herewith as Exhibit 99.3.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits

      99.1 Agreement and Plan of Merger dated May 9, 2003, by and among SYNAVANT Inc., Dendrite International, Inc. and Amgis Acquisition Co.
      99.2 Amendment No. 2 to Rights Agreement, dated May 9, 2003, by and between SYNAVANT Inc. and Equiserve Trust Company, N.A.
      99.3 Press Release dated May 9, 2003 (incorporated by reference to the Company's Schedule 14D-9 filed on May 10, 2003).


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SYNAVANT INC.



Date:  May 12, 2003                        /s/ Wayne P. Yetter
                                           -------------------------------------
                                           Wayne P. Yetter
                                           Chief Executive Officer